Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into as of May 1, 2013, by and between GrowLife, Inc., a Delaware corporation (“Company”), and the investor listed on the signature page hereof (“Purchaser”).

RECITALS

WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, on the terms and conditions set forth in this Agreement, the Company’s OID Secured Bridge Note Due October 31, 2013, in the form of Exhibit A attached hereto, in the original principal amount of $280,000 (“Note”); and

WHEREAS, in connection with such purchase of the Note, the Company has agreed to issue to the Purchaser a five-year warrant (“Warrant”) in the form of Exhibit B attached hereto representing the right to acquire 5 million shares (“Warrant Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of the Company;

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.               AGREEMENT TO PURCHASE AND SELL SECURITIES. Subject to the terms and conditions of this Agreement, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell and issue to the Purchaser, the Note and Warrant at the Closing (as defined below). The aggregate purchase price for the Note and Warrant shall be $250,000 (“Purchase Price”). As used herein, the term “Securities” shall mean the Note, the Warrant and Warrant Shares.

2.	CLOSING.

(a)             The purchase and sale of the Note and Warrant shall take place at the offices of Peter J. Weisman, P.C., within five (5) calendar days after the date of this Agreement, on such date as the Company and the Purchaser may agree either in writing or orally (the “Closing”).

(b)            At the Closing, against delivery of the Purchase Price by wire transfer of immediately available funds in accordance with the Company’s instructions, the Company shall issue and deliver or cause to be delivered to the Purchaser the originally executed Note and Warrant. At the request of the Purchaser, the Note and Warrant shall be delivered to the Purchaser’s counsel in advance of Closing to be held in escrow pending Closing.

3.               REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing, that:

(a)             Organization and Existence; Authority/Capacity. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full right, power and authority to enter into this Agreement, the Note and Warrant (“Transaction Documents”) and to consummate the transactions contemplated hereby and otherwise to carry out, perform and discharge its obligations under such documents.

(b)            Due Authorization. All corporate actions on the part of the Company necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement, including the authorization, issuance, reservation for issuance and delivery of the Securities, have been taken and no further consent or authorization of the Company, the Board of Directors of the Company or the Company’s stockholders is required. Each of the Note, Warrant and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies.

(c)             Valid Issuance of the Note. When issued at the Closing, the Note and Warrant will be (and, upon payment pursuant to the terms of the Warrant, the Warrant Shares will be), duly authorized, validly issued, fully paid and non-assessable, free and clear from all taxes and liens, claims and encumbrances imposed by the Company, other than restrictions under applicable securities laws, and will not be subject to any preemptive rights or similar rights that have not been waived by the holders thereof. The Company has reserved for issuance, and at all times hereafter will reserve for issuance, a sufficient number of shares of Common Stock to permit all Warrant Shares to be issued upon full exercise of the Warrant.

(d)            No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated thereby, do not and will not (i) conflict with or violate any provision of the Company’s organizational documents, (ii) conflict with, result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any of its subsidiaries pursuant to, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument to which the Company (or any of its subsidiaries) is a party or by which any property or asset of the Company (or any of its subsidiaries) is bound or affected, except to the extent such conflict, breach, default, lien or right would not reasonably be expected to result in a material adverse effect on the Company, or (iii) result in a violation of any constitution, statute, law, rule, regulation, order, judgment, injunction, decree, ruling, charge or other restriction of any court or governmental authority to which the Company (or any of its subsidiaries) is subject (including without limitation federal, state and foreign securities laws and regulations) or by which any material property or asset of the Company (or any of its subsidiaries) is bound or affected, except to the extent such violation would not reasonably be expected to result in a material adverse effect on the Company.

(e)             Exchange Act Documents. Since January 1, 2012, the Company has filed all reports, schedules, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (the “Exchange Act Documents”). Each of the Exchange Act Documents, as of the respective dates thereof (or, if amended or superseded by a filing or submission, as the case may be, prior to the Closing date, then on the date of such filing or submission, as the case may be), (1) did not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (2) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Exchange Act Document. The Company and its subsidiaries have no liabilities or obligations which are not disclosed in the Exchange Act Documents, other than those liabilities or obligations incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since the date of the financial statements contained therein which liabilities and obligations, individually or in the aggregate, do not have, and could not reasonably be expected to result in, a material adverse effect on the Company. Since December 31, 2012, other than as set forth in the Company’s most recent Form 10-K filed with the SEC, there has not been and there exists no event, occurrence, circumstance, condition or development (whether with or without notice or the passage of time or both) that, individually or in the aggregate, has had or could reasonably be expected to result in a material adverse effect on the Company.

4.               REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER. The Purchaser represents and warrants to the Company that:

(a)             Due Authorization. All action on the part of the Purchaser necessary for the authorization, execution, delivery of and the performance of the transactions contemplated by this Agreement have been taken and no further consent or authorization of the Purchaser is necessary. This Agreement, when delivered by the Purchaser in accordance with the terms hereof, will constitute Purchaser’s legal, valid and binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

(b)            Purchase for Own Account. The Securities are being acquired for investment for the Purchaser’s own account, not as a nominee or agent, in the ordinary course of business, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser does not have any agreement or understanding, direct or indirect, with any other person to sell or otherwise distribute the Securities. Notwithstanding the foregoing, the parties hereto acknowledge the Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Securities in compliance with applicable federal and state securities laws and as otherwise contemplated by this Agreement.

(c)             Investment Experience and Knowledge of the Company. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act. The Purchaser has substantial experience as an investor in private placement transactions of securities of public companies similar to the Company and acknowledges that it can bear the economic risk of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Securities and protecting its own interests in connection with this investment. The Purchaser has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the Company and the terms and conditions of this investment.

5.	SECURITY INTEREST.

(a)             Grant of Security Interest. Each of the Company and each of its subsidiaries hereby grants and pledges to the Purchaser a continuing security interest in the Collateral (as defined below) to secure prompt repayment of any and all obligations under the Note and to secure prompt performance by the Company and each of its subsidiaries of each of its covenants and duties hereunder and under the Note and Warrant. Such security interest shall constitute a valid, security interest in the presently existing Collateral, and will constitute a valid, security interest in later-acquired Collateral. Notwithstanding any termination of this Agreement or of any filings undertaken related to Purchaser’s rights under the Codes, the Purchaser’s security interest in and lien on the Collateral shall remain in effect for so long as any obligations are outstanding hereunder or under the Note or Warrant. Other than pursuant to a Change of Control Transaction (as defined in the Note), the Company shall not, and shall cause its subsidiaries not to, sell, assign, transfer, convey or license any of its assets (other than inventory) without the prior written consent of the Purchaser.

(b)            Perfection of Security Interest. Each of the Company and each of its subsidiaries authorizes Purchaser to file at any time financing statements, continuation statements and amendments thereto, and additional security agreements, that (i) either specifically describe the Collateral or describe the Collateral as all assets of Company and each of its subsidiaries of the kind pledged hereunder, and (ii) contain any other information required by the Codes for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment. Where Collateral is in possession of a third party bailee, Company and each of its subsidiaries shall take such steps as Purchaser reasonably requests for Purchaser to (i) obtain an acknowledgment, in form and substance satisfactory to Purchaser, of the bailee that the bailee holds such Collateral for the benefit of Purchaser, and (ii) obtain “control” of any Collateral consisting of investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such items and the term “control” are defined in Revised Article 9 of the Uniform Commercial Code) by causing the securities intermediary or depositary institution or issuing banks to execute a control agreement in form and substance satisfactory to Purchaser. Each of the Company and each of its subsidiaries shall take such other actions as Purchaser requests to perfect its security interests granted under this Agreement. The Company shall pay any and all third party expenses incurred by the Purchaser in connection with the preparation and filing of any such perfection documents. The Company shall, and shall cause its subsidiaries to, enter into an additional security agreement with respect to the Collateral in form and substance reasonably satisfactory to the Purchaser to effect the intent and purposes of this Section 5.

(c)             Collateral Definitions.

“Collateral” means the collateral in which the Purchaser is granted a security interest by this Agreement and which shall include the all personal property of the Company and its subsidiaries, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation; all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of any securities pledged hereunder; all goods; all contract rights and other general intangibles (including all intellectual property); all accounts; all books and records; negotiable collateral; and all investment property. Terms used in this definition shall have the meanings defined in the Codes, as applicable.

“Codes” means each and every Uniform Commercial Code, as amended or supplemented from time to time, as in effect in each jurisdiction in which the Company and each subsidiary is organized.

6.	MISCELLANEOUS.

(a)             Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign its rights under this Agreement to any person to whom such Purchaser assigns or transfers any of the Securities, provided that such transferee agrees in writing to be bound by the terms and provisions of this Agreement, and such transfer is in compliance with the terms and provisions of this Agreement and permitted by federal and state securities laws.

(b)            Expenses. On or prior to the Closing, the Company shall pay the Purchaser or its counsel the non-accountable sum of $2,500 for its legal fees and expenses. To the extent not paid prior to the Closing, the Purchaser may withhold and offset the balance of such amount from the payment of its Purchase Price otherwise payable hereunder at Closing, which offset shall constitute partial payment of such Purchase Price in an amount equal to such offset. Except as set forth above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

(c)             Governing Law. This Agreement will be governed by and construed and enforced under the internal laws of the State of New York, without reference to principles of conflict of laws or choice of laws.

(d)            Survival. The representations and warranties of the Company contained in Section 3 of this Agreement and of the Purchaser contained in Section 4 of this Agreement shall survive the Closing.

(e)             Counterparts; Electronic Delivery. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument, and such counterparts may be delivered electronically via PDF or facsimile.

(f)             Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(g)            Notices. Any notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered (i) personally by hand or by courier, (ii) mailed by United States first-class mail, postage prepaid or (iii) sent by facsimile or other electronic transmission directed to the address or facsimile number or other address for electronic transmission set forth below. All such notices and other communications shall be deemed given upon (i) receipt or refusal of receipt, if delivered personally, (ii) three (3) days after being placed in the mail, if mailed, or (iii) confirmation of facsimile transfer or other electronic transmission, if faxed or emailed.

If to the Company:

[20301 Ventura Blvd, Suite 126,

Woodland Hills, California 91364]

Fax:

Attention: Chief Executive Officer

If to the Purchaser:

c/o Gemini Strategies LLC, Inc. with copy to:
619 South Vulcan, Suite 203

Encinitas, CA 92024 767 Third Avenue, 6th Floor

Attn: Steven Winters New York, NY 10017

Fax: (760) 697-1119 Fax: (212) 676-5665

Email: steve@geministrategies.com Email: pweisman@pweisman.com

With a copy to: Peter J. Weisman, P.C. 2 Rector St., 3rd Floor New York, NY 10006 Email: pweisman@pweisman.com

(h)            Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company and the Purchaser. Any amendment effected in accordance with this Section 6(h) will be binding upon the Purchaser, the Company and their respective successors and assigns.

(i)              Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

(j)              Entire Agreement. This Agreement, together with all exhibits and schedules thereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof and thereof.

(k)            Waivers. No waiver by any party to this Agreement of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

(l)              Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(m)          Guaranty. Each of the undersigned subsidiaries of the Company hereby absolutely, unconditionally and irrevocably guarantees to the Purchaser and its successors, indorsees, transferees and assigns, the prompt and complete payment by the Company when due (whether at the stated maturity, by acceleration or otherwise) of all obligations of the Company under the Note. The Company represents and warrants that, other than the undersigned subsidiaries, it has no subsidiaries. The Company shall cause any future subsidiary of the Company to immediately enter into a guaranty of the Company’s obligations under the Note in form and substance reasonably satisfactory to the Purchaser.

[Signature Page Follows]

IN WITNESS WHEREOF, as of the date first written above, the parties hereto have duly executed, or caused their authorized officers to duly execute, this Agreement.

COMPANY:

GROWLIFE, INC.

By:

Name:

Title:

COMPANY SUBSIDIARIES/GUARANTORS:

PHOTOTRON, INC., a California corporation

By:

Name:

Title:

SG TECHNOLOGIES CORP., a Nevada corporation

By:

Name:

Title:

GROWLIFE HYDROPONICS, INC., a Delaware corporation

By:

Name:

Title:

BUSINESS BLOOM INC., a California corporation

By:

Name:

Title:

SOJA, INC., a California corporation

By:

Name:

Title:

PURCHASER:

GEMINI MASTER FUND, LTD.

By: GEMINI STRATEGIES LLC, INC., as investment manager

By:

Name: Steven Winters

Title: President

Exhibit A

FORM OF OID SECURED BRIDGE NOTE

Exhibit B

FORM OF WARRANT